Eos Energy Enterprises Receives $87 Million Advance Under U.S. Department of Energy Loan to Fund Second Production Line at Thorn Hill First advance under second tranche brings total drawn under the DOE facility to $178 million and supports 4 GWh of annual battery manufacturing capacity in Western Pennsylvania PITTSBURGH, PA – September 14, 2026 – Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos” or the “Company”), America’s leading innovator in designing, manufacturing, and providing zinc-based long-duration energy storage (LDES) systems sourced and manufactured in the United States, today announced it has received an $87 million first advance under the second tranche of its loan agreement with the U.S. Department of Energy’s (DOE) Office of Energy Dominance Financing (EDF). The advance reimburses 80% of eligible costs associated with the Company’s Thorn Hill manufacturing facility in Warrendale, Pennsylvania. Eos has now drawn a total of approximately $178 million of its DOE facility since 2024. Line 2 entered commercial production in June 2026 and is being ramped toward its designed annual manufacturing capacity of approximately 2 GWh. Upon completion of the planned relocation of line 1 to Thorn Hill, subject to lender approvals, Eos expects Thorn Hill to support approximately 4 GWh of annual manufacturing capacity across two lines. “Loan funding from the Office of Energy Dominance Financing has been critical in scaling Eos,” said Alessandro Lagi, Chief Financial Officer of Eos. “This advance reimburses a significant portion of the investment we have already made in Line 2 and returns that capital to the balance sheet, giving us more room to invest in the business while maintaining a disciplined approach to growth.” “Running two lines under one roof drives more efficient use of our engineering, support resources, and labor,” said John Mahaz, Chief Operating Officer of Eos. “This enables the operation to increase productivity and optimize manufacturing cost.” Eos expects to create jobs across 4 shifts to staff Line 2 in the Western Pennsylvania facility. The line continues to ramp toward full production as additional shifts come online, consistent with the Company’s phased manufacturing scale-up strategy. About Eos Energy Enterprises Eos is accelerating the shift to American energy independence with positively ingenious solutions that transform how the world stores power. The Company’s BESS features the innovative Znyth™ technology, a proven chemistry with readily available non-precious earth components, that is the pre-eminent safe, non-flammable, secure, stable, and scalable alternative to conventional technology. The Company’s BESS is ideal for utility-scale, microgrid, commercial, and industrial long-duration energy storage applications (i.e., 4 to 16+ hours), and provides customers with significant operational flexibility to effectively address current and future increased grid demand and complexity. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Contacts Investors: ir@eose.com Media: media@eose.com Forward Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the expected use and benefits of the loan proceeds; the continued development, installation, startup, operation, and ramp-up of Line 2; the expansion and scaling of Eos’ manufacturing operations and domestic manufacturing capacity; the timing and achievement of targeted production levels and annual manufacturing capacity; the anticipated staffing, hiring, and job creation associated with Line 2; the availability of future advances under the DOE- guaranteed loan facility; the receipt of any required lender or governmental approvals; and Eos’ ability to execute its growth strategy, and other statements that are not historical facts. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," “target,” “will,” "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Important factors that could cause actual results to differ materially include, among others, risks relating to Eos’ ability to satisfy the conditions applicable to future advances under the DOE- guaranteed loan facility; complete, commission, operate, and ramp Line 2 on the anticipated schedule and within the applicable budget; achieve targeted production rates, staffing levels, hiring objectives, and manufacturing capacity; manage construction, equipment, supply-chain, labor, startup, and operational risks; obtain and maintain required governmental and third-party approvals; comply with the DOE loan documents and other financing arrangements; maintain adequate liquidity and secure additional financing when needed; realize anticipated manufacturing efficiencies, productivity improvements, cost benefits, and operational synergies associated with consolidating manufacturing activities; and scale manufacturing operations, and other risks described in Eos’ filings with the Securities and Exchange Commission (“SEC”). Additional information concerning these and other risk factors is contained in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made. Should one or more of these risks or uncertainties materialize or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.